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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Cardima, Inc. for the registration of 6,066,596 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 2000, except for note 7, as to which date is February 18, 2000, with respect to the financial statements of Cardima, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young LLP

Palo Alto, California
May 31, 2000